Caterpillar Financial Asset Trust, 2002-A

STATEMENT TO NOTEHOLDERS	EXHIBIT 99.3

Distribution Date	Year End Statement

(i) Amount of principal being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BH2)	$151,539,090.51
per $1,000 original principal balance	$755.51

(b) Class A-2 Notes (CUSIP No. 149114 BJ8)	$0.00
per $1,000 original principal balance	$0.00

(c) Class A-3 Notes (CUSIP No. 149114 BK5)	$0.00
per $1,000 original principal balance	$0.00

(d) Class B Notes (CUSIP No. 149114 BL3)	$0.00
per $1,000 original principal balance	$0.00

(f) Total	$151,539,090.51

(ii) Amount of interest being paid on Notes

(a) Class A-1 Notes (CUSIP No. 149114 BH2)	$1,270,323.94
per $1,000 original principal balance	$6.33

(b) Class A-2 Notes (CUSIP No. 149114 BJ8)	$1,466,225.00
per $1,000 original principal balance	$11.15

(c) Class A-3 Notes (CUSIP No. 149114 BK5)	$4,326,525.00
per $1,000 original principal balance	$15.75

(d) Class B Notes (CUSIP No. 149114 BL3)	$318,370.00
per $1,000 original principal balance	$20.15

(f) Total	$7,381,443.94

(iii) (a) Aggregate Contract Balance at end of related collection period	$482,023,582.94
(b)Note Value at end of related collection period	$480,488,831.94

(iv) After giving effect to distributions on this Distribution Date

(a) (1) outstanding principal amount of Class A-1 Notes	$49,038,909.49
(2) Class A-1 Note Pool Factor	0.24

(b) (1) outstanding principal amount of Class A-2 Notes	$131,500,000.00
(2) Class A-2 Note Pool Factor	1.00

(c) (1) outstanding principal amount of Class A-3 Notes	$274,700,000.00
(2) Class A-3 Note Pool Factor	1.00

(d) (1) outstanding principal amount of Class B Notes	$15,800,000.00
(2) Class B Note Pool Factor	1.00

(v) Amount of Servicing Fee paid	$2,834,696.38

(vi) Aggregate Amount of Realized Losses for Collection Period	$57,573.24

(vii) Aggregate Purchase Amounts for Collection Period	$5,867,491.35

(viii) Balance of Reserve Account at end of related Collection Period	$14,220,628.26

(ix) Specified Reserve Account Balance at end of related Collection Period	$14,220,628.26